DATAMETRICS CORPORATION

                          AMENDED EMPLOYMENT AGREEMENT



         THIS AMENDED EMPLOYMENT AGREEMENT is entered into as of this 12th day of August, 1997, by and between DANIEL P. GINNS ("EXECUTIVE") and DATAMETRICS CORPORATION, a Delaware corporation ("DMC"), and restates in its entirety the Employment Agreement entered into between the parties as of January 3, 1997 (the "JANUARY AGREEMENT").

                                    RECITALS

A. DMC desires to continue the employment of EXECUTIVE as its Chairman and Chief Executive Officer ("CEO") and wishes to provide EXECUTIVE with certain compensation and benefits in return for such services; and

B. EXECUTIVE wishes to continue employment by DMC and provide personal services to DMC in return for certain compensation and services.


                                    AGREEMENT

1.       EMPLOYMENT BY DMC.

         1.1 DMC agrees to employ EXECUTIVE in the position of Chairman and CEO for a period of five (5) years, commencing on January 3, 1997, and expires on December 31, 2001, unless it is terminated earlier as set forth in Section 5. The AGREEMENT automatically will be renewed annually, unless either party provides the other party written notice of his or its intention not to renew the AGREEMENT, one hundred and eighty (180) days in advance of its expiration, or by July 1 of the year it will terminate.

         1.2 EXECUTIVE shall serve in an executive capacity and shall perform such duties as are customarily associated with his then-current titles, consistent with the Bylaws of DMC and as required by DMC's Board of Directors (the "BOARD"). During the term of employment with DMC, EXECUTIVE will devote his best efforts and substantially all of his business time and attention to the business of DMC.

         1.3 The employment relationship between the parties also shall be governed by the general employment policies and practices of DMC, including those relating to protection of confidential information, except that when the terms of this AGREEMENT differ from or are in conflict with DMC's general employment policies or practices, this AGREEMENT shall control.

2.       COMPENSATION.

         2.1 SALARY. EXECUTIVE shall receive, for services to be rendered under this AGREEMENT, an annualized base salary equal to Two Hundred and Forty Thousand Dollars ($240,000), payable in installments consistent with DMC's payroll policies, less all deductions required by federal, state and local tax laws, rules and regulations. In the sole discretion of the BOARD, EXECUTIVE's annualized base salary may be increased at any time. In any event, EXECUTIVE's Salary will be increased annually by an amount equal to the cumulative cost of living increment as reported in the "Consumer Price Index, Los Angeles, California, All Items," published by the U.S. Department of Labor (using January 1, 1997 as the base date for comparison), or three percent (3%), whichever is greater. Each new base salary shall become the base for each successive year increase.

         2.2 PERFORMANCE BONUS. In addition to Salary, the Compensation Committee of the BOARD may, in its sole discretion, pay a bonus to the EXECUTIVE, based upon the performance of the EXECUTIVE in any year during the EMPLOYMENT TERM. The incentive plan in effect on the EXECUTIVE DATE of this AGREEMENT is as follows:

o Ten Percent (10%) of base salary for achieving the first half year of budget;

o Ten Percent (10%) of base salary for achieving the second half year of budget;

o An additional ten percent (10%) of base salary if budget figure is met at fiscal year end. In addition to meeting budget criteria, to qualify for this component of the incentive plan, there must be a total of at least four analyst presentations (in person, per year -- one per quarter minimum with three analysts whose main office is not based in the Los Angeles area).

o EXCEEDING THE ANNUAL BUDGET: If the annual budget is exceeded by ten percent (10%), then for each percent over ten percent (10%), EXECUTIVE, will receive one-half (1/2) of a percent (0.5%) of salary for each percent over ten percent (10%).

o "MARKET CAP" CALCULATION: In the event DMC is sold, merged, or in any way or manner ceases to exist as an independent company (the "TRANSACTION"), EXECUTIVE will receive one and one-half percent (1.5%) of the total MARKET CAP of DMC resulting from the terms of the TRANSACTION. The MARKET CAP of DMC will be defined as the total number of shares outstanding of DMC stock (including the shares tied to all awarded stock options and warrants), multiplied by either (i) the cash price per share paid for DMC's stock (in a cash transaction), or (ii) the value of the acquiror's stock received by DMC's shareholders for each share of DMC's stock (in a stock transaction), whichever is applicable, or any combination thereof (the stock value of these shares shall be the average share price for the preceding ninety (90) days, or the closing price on the day of the deal, whichever is higher). On August 12, 1997, DMC granted to the EXECUTIVE five year warrants, the number of which will be equal to the value of one and one-half percent (1.5%) of the total MARKET CAP STOCK PRICE less the closing per share price of


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         DMC's stock on August 12, 1997  ($1.375).  In the event that the MARKET
         CAP STOCK PRICE is less than or equal to the per share price of $1.375, then the EXECUTIVE will receive cash equal to one and one-half percent (1.5%) of the total MARKET CAP.

         2.3      WARRANTS.

                  (A) As an inducement to the EXECUTIVE to enter into this AGREEMENT, on execution of the JANUARY AGREEMENT, DMC granted to the EXECUTIVE Warrants (the "WARRANTS") to purchase up to Seven Hundred Thousand (700,000) shares of common stock, par value $0.01 per share, of DMC (the "COMMON STOCK") at an exercise price of $2.00 per share. The WARRANTS shall have a term of five years. The WARRANTS are attached as Exhibit "C".

                  (B) Notwithstanding anything set forth in Section 2.3, above, if, prior to December 31, 1997, DMC receives a written notice from a Person or Entity unaffiliated with DMC, that such Person or Entity intends to commence a tender offer for the shares of DMC's outstanding Common Stock, intends to engage in a proxy contest, or otherwise seeks to gain control of the shares of Common Stock, or a majority of the positions on DMC's Board of Directors (a "CHANGE OF CONTROL") or such Person or Entity publicly announces its/his/her intention to seek a CHANGE OF CONTROL, the exercise price for the WARRANTS shall be reduced to $1.25. See Section 2 of WARRANTS, attached as Exhibit "C".

                  (C) Upon the death of the EXECUTIVE, all WARRANTS shall be transferable to the estate of the EXECUTIVE and shall be exercisable by the heirs and/or executors of the EXECUTIVE.

         2.4 VACATION. EXECUTIVE shall be entitled to four (4) weeks paid annual vacation; provided, however, that in no event shall EXECUTIVE be entitled to accrue more than twelve (12) weeks vacation. Once EXECUTIVE accrues the maximum of twelve weeks, he will not accrue vacation until he brings the maximum below twelve weeks.

         2.5 MEDICAL AND DENTAL COVERAGE. DMC shall provide EXECUTIVE, and the members of his immediate family to such health and medical insurance benefits as are then in effect and made available to other senior executives of DMC (and the members of their immediate families), as a group, pursuant to the policies maintained by DMC. EXECUTIVE agrees to comply with the conditions attendant to coverage, including, without limitation, the payment of any applicable contributions.

         2.6 ADDITIONAL COMPANY BENEFITS. EXECUTIVE shall be entitled to all other rights and benefits for which he is eligible under the terms and conditions of such benefits then in effect and provided by DMC to its employees generally and to its management and executive employees specifically.


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


         2.9      EXPENSES.

                  (A) Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Executive in performing DMC services. Executive agrees to furnish DMC reasonably adequate records and other documentary evidence of such expenses for which EXECUTIVE seeks reimbursement. Such expenses shall be accounted for under the policies and procedures established by DMC.

                  (B) Travel expenses between EXECUTIVE's home in Florida and DMC's offices in California are considered to be a necessary business expense. In addition, during extended periods of time when EXECUTIVE is at the offices of DMC, the reasonable costs and expenses of the travel and housing for immediate members of EXECUTIVE's family are reimbursable business expenses under this Section.

                  (C) DMC shall reimburse EXECUTIVE for the necessary and reasonable expenses of maintaining a home office (at EXECUTIVE's principal residence), which are incurred in connection with the performance by EXECUTIVE of his duties and obligations hereunder. Requests for reimbursement of home office expenses by EXECUTIVE shall be accompanied by an invoice.

3.       CONFIDENTIALITY OBLIGATION .

         3.1 AGREEMENT. EXECUTIVE agrees to execute and abide by the "DATAMETRICS Proprietary Information and Invention Confidentiality Agreement" (the "CONFIDENTIALITY AGREEMENT"), which EXECUTIVE has previously executed. An executed copy is attached hereto as Exhibit "A".

         3.2 REMEDIES. EXECUTIVE's duties under the CONFIDENTIALITY AGREEMENT survive termination of EXECUTIVE 's employment with DMC. EXECUTIVE acknowledges that a remedy at law for any breach or threatened breach of the provisions of the CONFIDENTIALITY AGREEMENT would be inadequate, and therefore agrees that DMC shall be entitled to injunctive relief in case of any such breach or threatened breach, as provided for in Section 8.12 and Exhibit "C".

4.       OUTSIDE ACTIVITIES.

         4.1 Except with the prior written consent of the BOARD, EXECUTIVE will not during the term of this AGREEMENT undertake or engage in any other employment or business enterprise, as an executive or as a consultant.
EXECUTIVE, may serve as a Director on the Board of any company, and may engage in civic and not-for-profit activities, so long as such service does not materially interfere with the performance of duties hereunder.

         4.2 Except as permitted by Section 4.3, EXECUTIVE agrees not to acquire, assume, or participate in (directly or indirectly) any position, investment or interest known to be adverse or antagonistic to DMC, its business, or its prospects, financial or otherwise.

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

         4.3 During the term of employment by DMC, except on behalf of DMC, EXECUTIVE, will not have any direct or indirect business connection or interest, in any capacity whatsoever, with any other person or entity known by EXECUTIVE to compete directly with DMC, throughout the world, in any line of business engaged in (or planned to be engaged in) by DMC. Nothing in this paragraph shall bar EXECUTIVE from owning securities of any competitor as a passive investor, so long as EXECUTIVE'S aggregate direct holdings in any one such corporation shall not constitute more than One Percent (1%) of the voting stock of that corporation.

5.       NON-SOLICITATION.

         While employed by DMC, and for one year after the expiration or termination of this AGREEMENT, EXECUTIVE agrees not to interfere with DMC's business by:

                  (A) soliciting or attempting to solicit any employee of DMC to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of DMC; or

                  (B) directly or indirectly soliciting the business of any distributor of DMC which was a distributor of DMC at the time of termination, or at any time in the year immediately preceding that date.

6.       TERMINATION OF EMPLOYMENT.

         6.1      COMPANY-INITIATED TERMINATION WITHOUT CAUSE.

                  (A) DMC shall have the right to terminate EXECUTIVE's employment with DMC at any time without CAUSE (as defined below). In that event, DMC shall pay to EXECUTIVE as soon as reasonably practicable after EXECUTIVE's termination, all earned and unpaid salary, all unreimbursed expenses, subject to the provisions of Section 2.9, and all accrued and unused vacation, pursuant to
Section 2.4.

                  (B) In addition, if DMC, in its discretion, terminates EXECUTIVE's employment without CAUSE, EXECUTIVE shall be entitled (i) to the payment of BASE SALARY for a period equal to the greater of (i) one (1) year from the date of termination, or the remainder of the EMPLOYMENT TERM; and (ii) DMC shall continue to provide EXECUTIVE and the members of EXECUTIVE's immediate family all benefits provided by DMC pursuant to Sections 2.5 through 2.8 for such period. If any of these benefits terminate by operation of law, DMC will reimburse EXECUTIVE for the costs of replacing those benefits for the remainder of such period. The (i) salary continuation and (ii) benefits described in this section are referred to as the "SEVERANCE PACKAGE".

                  (C) SECURITY. As security for all of DMC's obligations to make any payments to Executive under the Severance Package, DMC hereby grants to Executive a security interest in all assets of DMC now owned or hereafter acquired, described as:


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

                           All personal property, whether presently existing or hereafter created or acquired, including, but not limited to: All accounts, chattel paper, documents, instruments, money, deposit accounts and general intangibles including returns, repossessions, books and records relating thereto, and equipment containing said books and records. All goods including equipment and inventory. All proceeds including, without limitation, insurance proceeds. All guarantees and other security therefor.

                           Except  for  the  prior,  perfected,  and  continuing
security interests granted by DMC pursuant to the agreements described on Exhibit "E", attached hereto, in favor of (1) Imperial Bank or its replacement as the Company's senior and primary lender, and (2) the holders of certain Senior Subordinated Secured Debentures of DMC, DMC has not granted any perfected security interests that now exist and are continuing. This security interest is issued concurrently with an identical security interest issued to Adrien A. Maught, Jr. both such security interests ranking pari passu to each other and subordinate to the Security Interest created in favor of Imperial Bank and the holders of the Senior Subordinated Secured Debentures. The grant of the Security Interest in favor of EXECUTIVE shall be effected pursuant to a Security Agreement in the form attached hereto as Exhibit "D".

         6.2  COMPANY-INITIATED  TERMINATION  IN  CONNECTION  WITH A  CHANGE  IN
CONTROL.

                  (A) In the event EXECUTIVE's employment with DMC is terminated by DMC without CAUSE within six (6) months prior to or twenty-four (24) months following a Change in Control, DMC shall pay to EXECUTIVE , as soon as reasonably practicable after EXECUTIVE's termination, all earned and unpaid salary, all unreimbursed expenses, subject to the provisions of Section 2.9, and all accrued and unused vacation, pursuant to Section 2.4.

                  (B) In addition to any payments pursuant to Section 6.2(A), upon execution of the Release, EXECUTIVE shall be entitled to a cash payment equal to the lesser of three years' BASE SALARY or the maximum amount which would not result in any portion of the payment being subject to the excise tax under Section 4999 of the Code (the "EXCISE TAX").



                  (C) "CHANGE IN CONTROL" shall mean: (1) a merger or consolidation in which DMC is not the surviving corporation; (2) a reverse merger in which DMC is the surviving corporation but the shares of DMC's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by DMC or any affiliate of DMC) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 ACT or comparable successor rule) of securities of DMC representing at least Fifty Percent (50%) of the combined voting power entitled to vote in

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

the election of directors; provided, however, that financing transactions entered into by DMC shall not result in a CHANGE IN CONTROL.

                  (D) CONSTRUCTIVE TERMINATION. In the event of a Constructive Termination, EXECUTIVE's employment shall be deemed to have been terminated in connection with a CHANGE OF CONTROL pursuant to Section 6.1. For purposes of this AGREEMENT, a "Constructive Termination" means that during the period commencing six (6) months prior to a CHANGE IN CONTROL and ending twenty-four
(24) months following a CHANGE IN CONTROL, EXECUTIVE voluntarily terminates employment after any of the following are undertaken without EXECUTIVE's express written consent:

         (1) the assignment to EXECUTIVE of any duties or responsibilities which result in the material diminution of EXECUTIVE's position; provided, however, that the acquisition of DMC and subsequent conversion of DMC to a division or unit of the acquiring corporation will not by itself result in a diminution of EXECUTIVE's position;

         (2) a reduction by the Company in Executive's annual base salary by greater than Five Percent (5%), except to the extent the base salaries of other executive officers of DMC are not accordingly reduced;

         (3) a relocation of EXECUTIVE, or DMC's principal executive offices if EXECUTIVE's principal office is at such offices, to a location outside the Woodland Hills (Warner Center) metropolitan area, except for required travel by EXECUTIVE on DMC's business;

         (4) any breach  by DMC of any material provision of this AGREEMENT; or,

         (5) any failure by DMC to obtain the assumption of this AGREEMENT by any successor or assign of DMC.

         6.3      COMPANY-INITIATED TERMINATION FOR CAUSE.

                  (A) DMC shall have the right without advance notice to terminate EXECUTIVE's employment with DMC at any time for CAUSE.

                  (B) "Cause" shall mean: (1) conviction of any felony or any crime involving dishonesty; (2) participating in any fraud against DMC; (3) breach of EXECUTIVE's duties to DMC, including but not limited to willful or habitual neglect of duties or violations of DMC policy; (4) intentional damage to any property of DMC; or (5) conduct by EXECUTIVE which, in the good faith and reasonable determination of the BOARD, demonstrates gross unfitness to serve.

                  (C) If EXECUTIVE's employment is terminated at any time for CAUSE, EXECUTIVE will not be entitled to severance pay, pay in lieu of notice, any continuation of benefits (other than provided for under the federal Consolidated Omnibus Budged Reconciliation Act ("COBRA")), or any other such compensation pursuant to this AGREEMENT or otherwise.

Notwithstanding the foregoing, EXECUTIVE shall be paid, as soon as reasonably practicable after such termination, all earned and unpaid salary, all earned and unpaid performance bonus, pro-rated for that portion of the bonus period Executive was employed; all unreimbursed expenses, subject to the provisions of
Section 2.9; and all accrued and unused vacation, pursuant to Section 2.4.

7.       INDEMNIFICATION

         7.1 During the EMPLOYMENT TERM, EXECUTIVE shall be an insured under the Directors and Officers Liability Insurance maintained by DMC. EXECUTIVE is to be named as an additional insured on the Comprehensive, General, and Automobile Liability and Excess Liability Policies.

         7.2 During the EMPLOYMENT TERM and thereafter, DMC shall indemnify EXECUTIVE and hold EXECUTIVE harmless from and with respect to any actions of or inactivities by EXECUTIVE, during the EMPLOYMENT TERM to the fullest extent permitted in accordance with DMC's Bylaws and the laws of the State of Delaware, each as from time to time in effect.

8.       GENERAL PROVISIONS.

         8.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the fifth day after mailing by first-class mail to DMC at its primary office location and to EXECUTIVE at such address as then listed on DMC payroll.

         8.2 SEVERABILITY. Whenever possible, each provision of this AGREEMENT will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this AGREEMENT is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this AGREEMENT will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         8.3 WAIVER. If either party should waive any breach of any provisions of this AGREEMENT, that party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this AGREEMENT.

         8.4 COMPLETE AGREEMENT. This AGREEMENT and its Exhibits constitute the entire agreement between EXECUTIVE and DMC and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by both the Compensation Committee of the BOARD and EXECUTIVE.


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

         8.5 COUNTERPARTS. This AGREEMENT may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same AGREEMENT.

         8.6 HEADINGS. The Headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof, nor to affect the meaning thereof.

         8.7 SUCCESSORS AND ASSIGNS. This AGREEMENT is intended to bind and inure to the benefit of and be enforceable by EXECUTIVE and DMC, and their respective successors, assigns, heirs, executors and administrators.

         8.8 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this AGREEMENT will be governed by the laws of the State of Delaware, without regard to such state's conflict of laws rules.

         8.9 NON-PUBLICATION. The parties mutually agree not to disclose publicly the terms of this AGREEMENT, except to the extent that disclosure is mandated by applicable law.

         8.10 CONSTRUCTION. In the event of a conflict between the text of the AGREEMENT and any summary, description or other information regarding the AGREEMENT, the text of the AGREEMENT shall control.

         8.11 ATTORNEYS' FEES. Except as otherwise provided in Section 8.12, if either party hereto brings any action to enforce any rights hereunder, the prevailing party in any such action shall be entitled to reasonable reimbursement for its costs and attorneys' fees incurred in connection with such action.

         8.12 ARBITRATION. To ensure rapid and economical resolution of any and all disputes which may arise under this AGREEMENT, DMC and EXECUTIVE each agree that any and all disputes or controversies, whether of law, or fact, or any nature whatsoever (including, but not limited to, all state and federal statutory and common law discrimination claims), with the sole exception of those disputes which may arise from EXECUTIVE's CONFIDENTIALITY AGREEMENT, arising from or regarding the interpretation, performance, enforcement or breach of this AGREEMENT, or any other disputes or claims arising from or related to EXECUTIVE's employment or the termination of EXECUTIVE's employment, shall be resolved by final and binding confidential arbitration under the procedures set forth in Exhibit "C" to this AGREEMENT and the then existing American Arbitration Association ("AAA") Employment Dispute Rules (except insofar as they are inconsistent with the procedures set forth in Exhibit "C").

The parties have executed this AGREEMENT on the day and year first above written.


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


DATAMETRICS CORPORATION                                       DANIEL P. GINNS

/s/ Stephen R. Gass                                         /s/ Daniel P. Ginns
--------------------------                                  --------------------
Stephen Gass, Chairman                                      Daniel P. Ginns
Adult and Compensation Committee


Dated:    August 25, 1997                            Dated:   September 10, 1997
      ---------------------                                ---------------------



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

                                   EXHIBIT "A"


                             DATAMETRICS CORPORATION
                 PROPRIETARY INFORMATION AND INVENTION AGREEMENT



As used in this AGREEMENT, the terms DMC "PROPRIETARY" or 'PRIVATE' information includes all information or knowledge of the business or technical nature relating to DMC's business products, or manufacturing processes acquired by me during the term of my employment which relates to DMC's business, products, or manufacturing processes, and which has not been made generally available to the public, such as "know-how" formulae, secret processes or machines, inventions, studies, research projects, developmental products and plans, contracts, customer lists, and information about costs, profits, sales and/or markets.

As used in the AGREEMENT, the term "INVENTION" means all ideas, contributions and improvements, whether preferable or not, which are related to or useful in DMC's business products or manufacturing processes, and which are made and conceived or first reduced to practice by me, either alone or jointly with others, while employed by DMC, whether or not in the course of my employment, whether or not during normal working hours, and whether or not on DMC's premises.

As an employee, consultant, agency employee, or principal of an independent business contracted by DMC for goods and/or technical services, and in consideration of my employment by DMC (which term means DATAMETRICS CORPORATION, its divisions, subsidiaries, affiliates, and/or its successor in business, and/or its subsidiaries that may be acquired or formed from time to time), and in consideration of the salary or wages to be paid for my services during the employment period, I hereby agree as follows:

         1. During the term of my employment by DMC, I will not, except as my duties for DMC may require, publish, discuss use or disclose any such PROPRIETARY or PRIVATE information to others without prior written authorization from DMC to do so.

         2. After the termination of my employment or completion of services contracted by DMC, for whatever reason whatsoever, I will not disclose any such PROPRIETARY or PRIVATE information to others unless such use or disclosure first has been authorized in writing by DMC.

         3. Any information, either oral or in writing, which may come to me identified as PROPRIETARY or PRIVATE information, or which I believe could be PRIVATE or PROPRIETARY information marking appears on the document containing such information will be held in confidence by me and will not be disclosed to anyone outside the employ of DMC, or to anyone within DMC who does not have the

                  "need to know". I further agree that such information also shall be treated as PROPRIETARY or PRIVATE information as defined above in this AGREEMENT.

         4. On termination of my employment by DMC, or at any time DMC may so request, I will promptly deliver to DMC all property rightfully belonging to DMC in my possession. With respect to PROPRIETARY or PRIVATE information, this request includes any memoranda, notes, records, reports, disks, drawings, prints, or other data which I possess or may have under my control.

         5. To promptly and fully disclose to DMC any and all such INVENTIONS for which DMC's equipment, supplies, facilities or PROPRIETARY information are used, or which are developed on DMC's time. All such INVENTIONS shall be the sole property of DMC.

         6. At any time during or after my employment by DMC, and at DMC's expense, I agree to sign all papers and do such other acts and things as DMC may reasonably require of me to protect its rights to such INVENTIONS, including applying for, obtaining and enforcing patents thereon, in any and all countries.

         7. A complete list of all INVENTIONS, patented or unpatented, owned by me, including a brief description of each such invention, which have been made or conceived or first reduced to practice by me along or jointly with others prior to the date hereof and which I desire to remove from the operation of this AGREEMENT, is attached hereto. I will make no claim against DMC in connection with any invention not so listed.

         8. This AGREEMENT is in addition to and supplements any previous written agreement between me and DMC concerning PROPRIETARY and PRIVATE information, and/or INVENTIONS.

I certify that I am not a party to or bound by any AGREEMENT with any person, company, corporation or any other entity, other than DMC, which is in conflict with this AGREEMENT. Any AGREEMENT, which I desire to remove from the operation of this AGREEMENT is attached hereto.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns; shall be governed by State of Delaware, and can be modified rescinded only by written modification signed by both parties.

I have read the foregoing, agree thereto, and hereby acknowledge the receipt of a copy of this AGREEMENT. I further understand that DMC's AGREEMENT does not apply to any Invention which was developed by me for which no equipment, supplies, facility or Proprietary Information of DMC was use; which was developed entirely on my own time; which does not relate to DMC's business or current, contemplated, or reasonably foreseeable research and development activities;

which does not result in any work performed by me for DMC (A list of Intention(s) is attached hereto.)


Dated ____________________________________              ________________________
                                                        Signature


Employee Number ____________ CA Number ______           ________________________
                                                        Print or Type Name

                                                        Accepted for DATAMETRICS
                                                        CORPORATION


Dated __________________________                    By _________________________
                                                      Human Resources Department

                                   EXHIBIT "B"

                              ARBITRATION PROCEDURE

         1. The parties agree that any dispute that arises in connection with this Agreement or the termination of this Agreement shall be resolved by binding arbitration in the manner described below, in the County of the then headquarter offices of DMC.

         2. A party intending to see resolution of any dispute under the Agreement by arbitration shall provide a written demand for arbitration to the other party, which demand shall contain a brief statement of the issues to be resolved.

         3. The arbitration shall be conducted in the County of DMC's headquarter office by a mutually-acceptable arbitrator from the panel of the American Arbitration Association ("AAA") employment law panel, or by mutual agreement of the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information, except for the purposes of the arbitration, unless compelled by legal process.

         4. The arbitrator is required to disclose any circumstances that might preclude the arbitrator from rendering and objective and impartial determination. In the event the parties cannot mutually agree upon the selection of a AAA arbitrator, the chair of the employment law panel shall designate the arbitrator.

                  The party demanding arbitration shall promptly request that AAA conduct a scheduling conference within fifteen (15) days of the date of that party's written demand for arbitration, or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within thirty (30) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar. Nothing in this paragraph shall prevent a party from at any time seeking temporary equitable relief, from AAA or any court of competent jurisdiction, to prevent irreparable harm pending the resolution of the arbitration.

         5. Discovery shall be conducted as follows: (a) prior to the arbitration any party may make a written demand for lists of the witnesses to be called and the documents to be introduced at the hearing; (b) the lists must be served within fifteen (15) days of the date of receipt of the demand, or one day prior to the arbitration, whichever is earlier; and (c) each party may take no more than two (2) depositions (pursuant to the procedures set forth in the California Code of Civil Procedure) with a maximum of five (5) hours of examination time per deposition, and no other form of prearbitration discovery shall be permitted.

         6. It is the intent of the parties that the Federal Arbitration Act ("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event the Delaware Uniform Arbitration Act ("DUAA") shall apply.

         7. The Arbitrator shall apply Delaware law, including the Delaware Uniform Rules of Evidence, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, or a permanent injunction. The Arbitrator shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).

         8. Each party shall pay its pro rata share of the arbitrator's fees and expenses, in addition to other expenses of the arbitration approved by the Arbitrator, pending the resolution of the arbitration. The Arbitrator shall have authority to award the payment of such fees and expenses to the prevailing party, as appropriate in the discretion of the Arbitrator. Each party shall pay its own attorneys fees, witness fees and other expenses incurred for its own benefit.

         9. The Arbitrator shall render a written award setting forth the reasons for his or her decision. The decree or judgement of an award rendered by the Arbitrator may be entered and enforced in any court having jurisdiction over the parties. The award of the Arbitrator shall be final and binding upon the parties, without appeal or review, except as permitted by the FAA, or if the FAA is not applicable, as permitted by the DUAA.


                                       -i-